                                                                   EXHIBIT 10.27

                         INTELLECTUAL PROPERTY AGREEMENT

                                      AMONG

                       VERIZON INFORMATION SERVICES INC.,


                          VERIZON COMMUNICATIONS INC.,

                                       AND

                       TSI TELECOMMUNICATION SERVICES INC.

                         INTELLECTUAL PROPERTY AGREEMENT

       This INTELLECTUAL PROPERTY AGREEMENT (the "Intellectual Property Agreement"), effective as of February 14, 2002 (the "Effective Date"), is by and among VERIZON INFORMATION SERVICES INC., a Delaware corporation ("Seller"), VERIZON COMMUNICATIONS INC., a Delaware corporation ("Verizon") (Verizon and Seller being collectively referred to as "Verizon Companies"), AND TSI TELECOMMUNICATION SERVICES INC., a Delaware corporation ("Company"). Each of the Verizon Companies and the Company are referred to herein individually as "Party" and collectively as "Parties."

       Whereas, the Company, Seller, TSI MERGER SUB, INC., a Delaware corporation ("MERGER SUB") and TSI TELECOMMUNICATION HOLDINGS, INC., a Delaware corporation ("BUYER"), have entered into that certain Amended and Restated Agreement of Merger dated as of December 7, 2001, as amended and restated as of January 14, 2002 (as amended through the date hereof, the "MERGER AGREEMENT") pursuant to which Buyer will acquire the Company through a merger in which Merger Sub merges with and into the Company, with the Company being the surviving corporation;

       Whereas, each of the Company and the Verizon Companies is the owner of certain Business Non-Statutory Intellectual Property (as hereinafter defined) and desires to convey a joint ownership interest in such Business Non-Statutory Intellectual Property to each other pursuant to this Intellectual Property Agreement;

       Whereas, Company desires to license the Business Statutory Intellectual Property that it owns to the Verizon Companies and their Affiliates pursuant to this Intellectual Property Agreement; and

       Whereas, Verizon Companies and their Subsidiaries are the owners of or have the right to license the Licensed Intellectual Property (as hereinafter defined) and desire to license the Licensed Intellectual Property to Company and its Affiliates pursuant to this Intellectual Property Agreement.

       Now, therefore, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                             ARTICLE I - DEFINITIONS

1.1    DEFINITIONS.

       Terms that use initial capital letters but are not defined herein shall have the meaning ascribed to them in Section 1.1 of the Merger Agreement.

       "AFFILIATE" means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the specified Person, and in the instance of Verizon Companies, includes Telus Corporation and its Subsidiaries. For avoidance of doubt, Cellco Partnership d/b/a Verizon Wireless shall be deemed to be an Affiliate of a Verizon Company for purposes of this Intellectual Property Agreement.

       "BUSINESS" means the business of the Company and its Affiliates (i) as it is conducted as of the Closing Date, and/or (ii) as it is anticipated to be conducted pursuant to the Strategic Plans.

       "BUSINESS NON-STATUTORY INTELLECTUAL PROPERTY" means the Non-Statutory Intellectual Property, excluding Proprietary Business Information, that is used in or required for use in the Business as of the Closing Date and is: (i) owned by the Company as of the Closing Date, or (ii) owned by Seller or its Affiliates (other than the Company) as of the Closing Date.

       "BUSINESS SOFTWARE" means that software (including source and object codes and related documentation) used by the Company or its Affiliates in the Business as of the Closing Date that is identified in Attachment A to this Intellectual Property Agreement, which Attachment may be modified by Company at any time prior to the end of six (6) months after the Closing Date; provided, however, the foregoing shall not include any such software used in the provision of WIN4 products and services by Company, Verizon Companies or any Affiliates of the foregoing.

       "BUSINESS STATUTORY INTELLECTUAL PROPERTY" means (i) the Statutory Intellectual Property that is used in or required for use in the Business as of the Closing Date and is owned by the Company as of the Closing Date, (ii) the Jointly-Owned Intellectual Property that is deemed Business Statutory Intellectual Property pursuant to Section 6.3 of this Intellectual Property Agreement, and (iii) the Business Software.

       "COMPETITIVE BUSINESS" means any and all businesses, including offering products and services to any Person, of the Company and its Affiliates as they are conducted as of the Closing Date.

       "EXCLUDED MARKS" means all Trademarks and related registrations and applications for registration owned by Seller or an Affiliate of Seller (other than the Company), or licensed to Seller or an Affiliate of Seller (other than the Company) by any Person, and any derivations of the foregoing.

       "INTELLECTUAL PROPERTY" means all Statutory Intellectual Property and Non-Statutory Intellectual Property.

       "JOINTLY-OWNED INTELLECTUAL PROPERTY" has the meaning set forth in
Section 2.1(c) of this Intellectual Property Agreement.

       "LICENSED INTELLECTUAL PROPERTY" means (i) Statutory Intellectual Property owned by Seller or its Affiliates (other than the Company) that is used in or required for use in the Business as it exists as of the Closing Date, and
(ii) Licensed Third Party Intellectual Property, if any, that is used in or required for use in the Business as it exists as of the Closing Date. For the avoidance of doubt, Licensed Intellectual Property shall not include:

          (a) patents or patent applications claiming a filing date on or after the Closing Date;

          (b) copyrights in copyrightable subject matter having a creation date on or after the Closing Date;

          (c) applications for domain name registrations claiming a filing date on or after the Closing Date;

          (d)  Excluded Marks;

          (e) Intellectual Property developed or acquired by Verizon, Seller or any of their Affiliates (other than the Company) after the Closing Date;

          (f) any other Intellectual Property owned by, or licensed by a third Person to, Verizon, Seller or any of their Affiliates (other than the Company) at any time after the Closing Date;

          (g)  Non-Statutory Intellectual Property; and

          (h) Third Party Intellectual Property (other than that expressly included in Licensed Third Party Intellectual Property, if any).

       "LICENSED THIRD PARTY INTELLECTUAL PROPERTY" means that portion of Third Party Intellectual Property licensed to Seller or its Affiliates (other than the Company) with the right of Seller or its Affiliates to grant sublicenses to any other Person who is not an Affiliate of Seller, including the Company after the Closing, without the payment of compensation or other consideration to any Person and that is listed in Attachment B to this Intellectual Property Agreement.

       "NON-STATUTORY INTELLECTUAL PROPERTY" means all unpatented inventions (whether or not patentable), trade secrets, know-how and proprietary information, including but not limited to (in whatever form or medium), discoveries, ideas, compositions, formulas, software (including source and object codes and related documentation), databases, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, and pricing and cost information, correspondence and notes, and any rights or licenses in the foregoing.

       "PORTIONS OF BUSINESS SOFTWARE" means that subset of Business Software comprising individual or collections of routines or modules of Business Software that do not fully or substantially comprise any one full item of Business Software listed on Attachment A hereto and that are used by or in possession of Verizon Companies or their Affiliates (other than Company) as of the date of the Merger Agreement, other than Business Software solely used or possessed by Verizon Companies or their Affiliates for the purpose of providing services to the Company (e.g., Verizon Data Services).

       "PROPRIETARY BUSINESS INFORMATION" means any and all non-technical, non-public information included in the Non-Statutory Intellectual Property that is owned by the Company as of the Closing and is used in or required for use in the Business as of the Closing Date, including financial, marketing and business data, information and reports, pricing and cost information, correspondence and notes.

       "STATUTORY INTELLECTUAL PROPERTY" means any and all United States and foreign patents and patent applications of any kind, United States and foreign Trademarks, United States and foreign works of authorship, mask works, copyrights, and copyright and mask work registrations and applications for registration; provided, however, Statutory Intellectual Property shall not include software source code, object code, or related documentation.

       "STRATEGIC PLANS" means the Company's Long-Term Strategic Analysis 2001-2005.

       "SUBSIDIARY" means, with respect to any Person, any Person in which such Person has a direct or indirect equity or ownership interest in excess of 50%.

       "THIRD PARTY INTELLECTUAL PROPERTY" means any and all Intellectual Property owned by any Person, other than Seller (including Affiliates of Seller) or the Company, without regard as to whether Seller has any rights therein or the right to assign such rights to the Company.

       "TRADEMARKS" means trademarks, trade names, applications for trademark registration, service marks, applications for service mark registration, domain names, registrations and applications for registrations pertaining thereto, and all goodwill associated therewith.

       "VERIZON COMPANY" means each or one of the Verizon Companies, as appropriate.

         ARTICLE 2 - GRANTS OF LICENSES AND JOINT OWNERSHIP; ASSIGNMENT

2.1    The Parties hereby grant to each other the following rights and licenses:

       (a) LICENSE TO VERIZON COMPANIES. Subject to rights and licenses previously granted to any Person (those rights and licenses that are exclusive being listed in Attachment C to this Intellectual Property Agreement), Company hereby grants to Verizon Companies and their Affiliates, including their permitted assigns and successors in interest, a perpetual, royalty-free, fully paid-up, irrevocable, nonexclusive, nontransferable (except and to the extent expressly set forth herein) and worldwide license to use and to exercise all rights relating to the Business Statutory Intellectual Property (excluding Trademarks) in the provision of goods and services, directly and indirectly, and in the practice of any methods associated with the provision of such goods and services, without in any way accounting to Company or Buyer, provided that the foregoing shall not include a license to use or permit the use of such Business Statutory

       Intellectual Property (except and to the extent otherwise expressly provided in this Section 2.1(a)) to offer goods or services that compete with the Competitive Business to any Person (including to any of the Verizon Companies or their Affiliates). The foregoing license granted to Verizon Companies and their Affiliates to Business Statutory Intellectual Property includes the right to reproduce, copy, modify, improve, enhance and disclose (subject to the confidentiality requirements of Section 5.1) such Business Statutory Intellectual Property, but does not include the right to grant sublicenses to any Person except to Affiliates of Verizon Companies and their permitted successors and assigns (including successors of their business or assets). With respect to Portions of Business Software, the foregoing license granted to Verizon Companies and their Affiliates includes the right to reproduce, copy, modify, improve, enhance and disclose (subject to the confidentiality requirements of Section 5.1) Portions of Business Software, and to grant sublicenses to any Person, including to Affiliates of Verizon Companies, and their permitted successors and assigns (including successors of their business or assets); provided, however, after a period of four (4) years from the Closing Date, any such sublicense for Portions of Business Software (but not for any other Business Statutory Intellectual Property) shall expressly include the right to use such Portions of Business Software (subject to the restrictions, if any, imposed by the license granted to other Business Statutory Intellectual Property pursuant to this Section 2.1(a)) to offer goods or services that compete with the Competitive Business to any Person (including to any of the Verizon Companies or their Affiliates).

       (b) LICENSE TO COMPANY. Subject to rights and licenses previously granted to any Person (those rights and licenses that are exclusive being listed in Attachment D to this Intellectual Property Agreement), Verizon Companies hereby grant to Company and its Affiliates, including its permitted assigns and successors in interest, a perpetual, royalty-free, fully paid-up, irrevocable, nonexclusive, nontransferable (except and to the extent expressly set forth herein) and worldwide license to use the Licensed Intellectual Property (including Licensed Third Party Intellectual Property, if any, but excluding all other Third Party Intellectual Property), in the provision of goods and services, directly and indirectly, in the conduct of the Business and in the practice of any methods associated with the conduct of the Business. The foregoing license granted to Company and its Affiliates includes the right to reproduce, copy, modify, improve, disclose (subject to the confidentiality requirements of Section 5.1) and enhance the Licensed Intellectual Property, but does not include the right to grant sublicenses to any Person, except to Affiliates of Company and their permitted successors and assigns (including successors of their business or assets) The foregoing license to Company under Licensed Intellectual Property shall not extend to any other Intellectual Property of Verizon Companies or any of its Affiliates that may be necessitated by any modifications, improvements, enhancements, additions or derivations of the Business after the Closing Date and shall not include any Third Party Intellectual Property other than Licensed Third Party Intellectual Property, if any (which Licensed Third Party Intellectual Property shall be subject to such additional restrictions and obligations as imposed by its owner in the license to the Verizon Companies or its sublicense to Company).

       (c) GRANT OF JOINT OWNERSHIP. Company hereby grants to Verizon Companies and their Affiliates an undivided joint ownership interest in all Business Non-Statutory Intellectual Property owned by Company, and Verizon Companies hereby grant to Company an undivided joint ownership interest in all Business Non-Statutory Intellectual Property owned by Verizon Companies or their Affiliates (other than Company) (collectively, "Jointly-Owned Intellectual Property"). For the avoidance of doubt, Jointly-Owned Intellectual Property shall not include Business Software. The foregoing grants to Jointly-Owned Intellectual Property include, but are not limited to, the unrestricted rights to use, disclose (in accordance with the requirements in Section 6.1), reproduce, copy, modify, improve, create derivative works, enhance, transfer, assign, otherwise convey and to exercise any and all rights relating to such Jointly-Owned Intellectual Property without the obligation to account to the other Party or its respective Affiliates therefor.

       (d) ASSIGNMENT AND EXECUTION OF DOCUMENTS. Verizon Companies and their Affiliates hereby convey and transfer to Company, and shall execute such documents of assignment as may be required to convey and transfer to Company, subject to the provisions of Section 2.1(a) hereof, the ownership of (i) all interest that Verizon Companies and their Affiliates may have in Proprietary Business Information and Business Software, and
       (ii) Statutory Intellectual Property that is owned by Verizon Companies or their Affiliates (other than Company) and is used exclusively by Company in the Business as of the Closing Date, the latter being identified and listed on Attachment E to this Intellectual Property Agreement, as such Attachment may be modified by Company at any time prior to the end of six (6) months after the Closing Date. Statutory Intellectual Property and Business Software assigned under this Section 2.1(d) shall be solely owned by Company, and shall be licensed to the Verizon Companies and their Affiliates as Business Statutory Intellectual Property pursuant to Section 2.1(a) of this Intellectual Property Agreement.

       (e)     BUSINESS SOFTWARE. Verizon Companies and their Affiliates shall:
       (i) secure, or assist Company in securing, United States copyright registrations in the Business Software in the name of the Company; (ii) execute such documents of assignment as may be required to convey and transfer to Company, subject to rights and licenses previously granted to any Person (those rights and licenses that are exclusive being listed in Attachment A to this Intellectual Property Agreement), all interest, if any, subject to the rights and licenses granted pursuant to Section 2.1(a) hereof, that Verizon Companies and their Affiliates may have in Business Software; and (iii) use commercially reasonable efforts to locate (including in response to specific requests by the Company) and return to the Company all copies of Business Software in the possession of Seller and all of its Affiliates (other than the Company) except for Portions of Business Software.

       (f) PROPERTY OF COMPANY. As between Company and Verizon Companies (and their Affiliates other than Company), the Company shall own all Business Statutory Intellectual Property, Business Software and Proprietary Business Information, and the Verizon Companies and their Affiliates shall have no right to use the same except for such rights and licenses expressly granted pursuant to this Intellectual Property Agreement.

       (g) PROPERTY OF VERIZON COMPANIES. As between Verizon Companies (and their Affiliates other than Company) and the Company, the Verizon Companies (and their Affiliates other than Company) shall own all Licensed Intellectual Property and Excluded Trademarks, and the Company and its Affiliates shall have no right to use the same except for such rights and licenses expressly granted pursuant to this Intellectual Property Agreement.

       (h) DELIVERY OF COPIES OF BUSINESS NON-STATUTORY INTELLECTUAL PROPERTY. Concurrent with the Closing, and for a period of six (6) months thereafter, after receipt of written request from Company, the Verizon Companies shall use commercially reasonable efforts to locate and deliver to Company all copies in their possession of Business Non-Statutory Intellectual Property, in the form and content it exists within the Verizon Companies or their Affiliates as of the Closing Date; it being understood and agreed that there is no obligation to create, correct, update or modify such Business Non-Statutory Intellectual Property.

                                ARTICLE 3 - TAXES

3.1 TAXES. Except and to the extent otherwise provided in Section 5.3 of the Merger Agreement, each Party shall pay any tax (including any related interest or penalty), however designated, except for any income tax imposed upon the other Party, by the U.S. or any governmental entity within the U.S. as a result of the exercise of any rights or licenses granted hereunder.

                    ARTICLE 4 - DISCLAIMER, LIMITED WARRANTY,
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

4.1 NEGATION OF OBLIGATIONS AND WARRANTIES. Except and to the extent otherwise expressly provided in Article 6 with respect to Jointly-Owned Intellectual Property, nothing contained in this Intellectual Property Agreement shall be construed as:

       (i) requiring the securing or maintaining in force of any Intellectual Property, including Licensed Intellectual Property or Business Statutory Intellectual Property;

       (ii) a warranty or representation as to the validity or scope of any Intellectual Property, including Licensed Intellectual Property or Business Statutory Intellectual Property;

       (iii) a warranty or representation that any provisioning of goods and services by the Company or the use of Licensed Intellectual Property, Business Statutory Intellectual Property or Business Non-Statutory Intellectual Property, in whole or in part, will be free from infringement of any Intellectual Property, other than the Licensed Intellectual Property, but only to the extent to which licenses or rights are granted pursuant to this Intellectual Property Agreement;

       (iv) an agreement to bring or prosecute actions or suits against third parties for infringement of any Intellectual Property, including Licensed Intellectual Property or Business Statutory Intellectual Property;

       (v) conferring any right to use, in advertising, publicity or otherwise, any Trademarks, including Excluded Marks;

       (vi) conferring by implication, estoppel or otherwise any license or other right upon Buyer under any other Intellectual Property, including Third Party Intellectual Property; or

       (vii) an obligation upon Verizon Companies or their Affiliates to make any determination as to the applicability of any Licensed Intellectual Property to any product or service.

4.2    (a)     WARRANTY. Verizon Companies warrant that they have ownership of or the right to grant the licenses to the Licensed Intellectual Property licensed hereunder by the Verizon Companies. The execution, delivery and performance of this Intellectual Property Agreement by Company has been duly and validly authorized by the Board of Directors of Company and Buyer and by all other necessary corporate action on the part of the Company and Buyer.

       (b) DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES OF SECTION 4.2(a) OF THIS INTELLECTUAL PROPERTY AGREEMENT AND THE EXPRESS WARRANTIES OF ARTICLES 2 AND 3 OF THE MERGER AGREEMENT, NO PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, EVEN IF THE OTHER PARTY HAS BEEN MADE AWARE OF SUCH PURPOSE, AND THE WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY.

       (c) LIMITATION OF LIABILITY. EXCEPT AND TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN SECTION 4.2 (d) OF THIS INTELLECTUAL PROPERTY AGREEMENT, THE PROVISIONS OF ARTICLE IX AND SECTION 10.12 OF THE MERGER AGREEMENT SHALL APPLY TO THIS INTELLECTUAL PROPERTY AGREEMENT.

       (d) NEGATION OF LIABILITY FOR USE OF THE OTHER PARTY'S LICENSED INTELLECTUAL PROPERTY. EACH PARTY AGREES THAT THE LICENSOR PARTY SHALL NOT BE LIABLE TO THE LICENSEE PARTY OR TO ANY OTHER PERSON FOR ANY AND ALL DAMAGES ARISING FROM THE USE OF THE LICENSOR'S INTELLECTUAL PROPERTY LICENSED HEREUNDER.

       THE FOREGOING NOTWITHSTANDING, THE WARRANTIES AND REPRESENTATIONS OF
       SECTION 2.7 OF THE MERGER AGREEMENT SHALL CONTINUE IN ACCORDANCE WITH THE PROVISIONS OF THE MERGER AGREEMENT.

                  ARTICLE 5 - CONFIDENTIALITY AND PROTECTION OF
                    INTELLECTUAL PROPERTY LICENSED HEREUNDER

5.1 CONFIDENTIALITY. Each Party agrees that, except as required by applicable law (provided timely notice thereof has been given to the other Party to prevent or limit disclosure or to seek appropriate protective orders) or as expressly set forth herein, Licensed Intellectual Property, Business Statutory Intellectual Property and Proprietary Business Information of the other Party shall not be divulged or otherwise made available to any Person, other than to the recipient Party and its Affiliates and Persons performing services for the recipient Party or its Affiliates, provided such Persons have agreed in writing not to further disclose or use such Licensed Intellectual Property, Business Statutory Intellectual Property and Business Information. The foregoing obligations shall not apply to that portion of Licensed Intellectual Property, Business Statutory Intellectual Property and Proprietary Business Information that (i) becomes generally available and known to the public, without restriction on use or disclosure, (ii) is rightfully received from a third Person without restrictions on use or disclosure, (iii) is independently developed by or for the Party without reference to or use of the other Party's Licensed Intellectual Property, Business Statutory Intellectual Property or Proprietary Business Information, or (iv) is the subject of prior written approval of the other Party.

5.2 NOTICES OF INFRINGEMENT. Each Party shall promptly notify the other Party in writing if it receives any notice of, or becomes aware of, any actual infringement, misappropriation or misuse by any Person of the Business Statutory Intellectual Property (notice only to Company) or Licensed Intellectual Property (notice only to Verizon Companies).

5.3 ASSISTANCE. At a licensor's request and expense, the licensee(s) shall take all reasonable steps and shall provide such materials, cooperation and assistance as may be reasonably required to assist such licensor in maintaining and enforcing Intellectual Property owned by such licensor and licensed hereunder.

5.4 LICENSOR'S RIGHT TO ENFORCE. Each licensor shall have the right (but not the obligation) to take action at its own expense against actual or suspected infringers of the Intellectual Property it owns in which it has granted rights to the licensee(s). No licensee shall have the right to, or may take actions to enforce the Intellectual Property licensed to it hereunder without licensor's consent.

               ARTICLE 6 -- RIGHTS AND OBLIGATIONS WITH RESPECT TO
                       JOINTLY-OWNED INTELLECTUAL PROPERTY

6.1 CONFIDENTIALITY. Each Party and its Affiliates shall treat and maintain the Jointly-Owned Intellectual Property in accordance with the same confidentiality and non-disclosure policies as it treats the rest of its Intellectual Property of a similar nature, but in no event will any Party use less than reasonable care in protecting the confidentiality thereof.

6.2 STATUTORY PROTECTION. Either Party may seek statutory protection for any of the Jointly-Owned Intellectual Property within a period of six (6) months after the Closing Date, provided such Party notifies the other Party or Parties, and Company shall have the first option, at its expense, to assume prosecution responsibility for obtaining and maintaining statutory protection for such Jointly-Owned Intellectual Property. If Company elects not to exercise such option, then it shall notify the Verizon Companies of such election, and the Verizon Companies may, at their expense, assume such responsibilities. The Party that assumes such responsibility ("Prosecuting Party") shall keep the other Parties fully informed concerning prosecution or maintenance of such Jointly-Owned Intellectual Property by providing copies of all communications with the appropriate registration authorities and by giving such Parties an opportunity to comment on such communications. Each Party shall provide reasonable cooperation to assist the Prosecuting Party's efforts, at the Prosecuting Party's expense, to obtain and maintain statutory protection for the Jointly-Owned Intellectual Property, including providing information and causing the execution of any assignments and other instruments or documents as are reasonably necessary or appropriate to carry out the intent of this Section.

6.3 OWNERSHIP OF STATUTORY INTELLECTUAL PROPERTY FOR JOINTLY-OWNED INTELLECTUAL PROPERTY. If any Party seeks statutory protection for Jointly-Owned Intellectual Property by filing a patent or copyright application within a period of six (6) months after the Closing Date, then (i) such Jointly-Owned Intellectual Property shall be deemed Business Statutory Intellectual Property and shall be subject to all provisions governing Business Statutory Intellectual Property herein (including sole ownership of such Business Statutory Intellectual Property by the Company, subject to the license granted by the Company to the Verizon Companies in Section 2.1(a)), and (ii) Company shall be listed in all applications or registrations as the sole owner of such Business Statutory Intellectual Property. Verizon Companies and their Affiliates shall continue to have an undivided joint ownership interest in the Jointly-Owned Intellectual Property (as set forth in Section 2.1(c) hereof), provided that the use of such Jointly-Owned Intellectual Property shall be subject to the restrictions, if any, imposed by the license for Business Statutory Intellectual Property granted to Verizon Companies and their Affiliates pursuant to Section 2.1(a) hereof.

                      ARTICLE 7 - TERMINATION/CANCELLATION

7.1 NO WAIVER. No waiver of any breach of, or default under, this Intellectual Property Agreement shall constitute a waiver of any other breach of, or default under, this Intellectual Property Agreement, and no waiver shall be effective unless made in writing and signed by an authorized representative of the Party waiving the breach or default.

7.2 BANKRUPTCY. The Parties agree that the rights and licenses under any Intellectual Property shall not be deemed to be executory contracts, but shall be deemed licenses of "intellectual property", for purposes of Section 365(n) of the Bankruptcy Act and any rights or terms granted under this Intellectual Property Agreement pursuant thereto shall not be terminable, in whole or in part, pursuant to this Section 7.2. If any Party voluntarily files for bankruptcy or makes an assignment for the benefit of its creditors, or an involuntary assignment or bankruptcy petition is made or filed against such Party, any other Party may immediately terminate this Intellectual Property Agreement and the licenses granted herein. In the event of a licensor's bankruptcy, treatment of the grant of rights and licenses as executory contracts and a subsequent rejection or disclaimer of this Agreement by a bankruptcy trustee or by licensor as a debtor-in-possession, whether under the law of the United States or in the event of a similar action under applicable law, licensee may elect to retain its license rights, subject to and in accordance with the provisions of the United States Code, Title 11, Section 365(n) or other applicable law.

7.3 ACTIONS FOR BREACH. In the event of any breach of this Intellectual Property Agreement by either Party, the other Party shall have the right to seek specific performance of the obligations of the breaching Party under this Agreement. If a licensee commits a material breach of this Intellectual Property Agreement, the applicable licensor may seek damages if licensee fails to cure such breach within thirty (30) days after receiving notice of such breach from such licensor; provided, however, that such licensor shall not, under any circumstances, terminate this Intellectual Property Agreement or prevent any licensee from using the Intellectual Property to which it has been granted rights hereunder.

7.4 EFFECT OF TERMINATION. Any termination pursuant to Section 7.2 by one Party of this Intellectual Property Agreement or the licenses granted hereunder shall have no effect on the title, rights and licenses conveyed to the other Party, and the Parties agree that the title, rights and licenses of the non-bankrupt Party shall survive and continue after any termination of this Intellectual Property Agreement.

                         ARTICLE 8 - GENERAL PROVISIONS

8.1 MERGER AGREEMENT PROVISIONS. Except and to the extent expressly provided herein, the provisions of Article X (General) of the Merger Agreement shall apply to this Intellectual Property Agreement and such provisions are expressly incorporated herein.

8.2 ASSIGNABILITY. No Party shall assign this Agreement or its rights and obligations hereunder to any Person without the prior written consent of the other Parties which consent will not be unreasonably withheld, unreasonably delayed, or unreasonably conditioned; provided, however, that any Party, or any Affiliate to whom rights have been sublicensed hereunder, may assign, in whole or in part, its rights and obligations pursuant to this Agreement to (a) one or more of its Affiliates, or (b) any subsequent purchaser of such Party or such Affiliate or any material portion of its assets to which the licenses granted hereunder apply (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise). Company shall have the right to use Business Statutory Intellectual Property, Jointly-Owned Intellectual Property and

Licensed Intellectual Property for purposes of creating a security interest in favor of any of the lenders who are providing financing in connection with Buyer's acquisition of the Stock pursuant to the Merger Agreement; provided, however, that such security interest in Business Statutory Intellectual Property and Jointly-Owned Intellectual Property shall not affect the rights and licenses granted to Verizon Companies or their Affiliates and that such security interest in Licensed Intellectual Property shall not expand the rights and licenses granted pursuant to Section 2.1(b) hereof nor permit the separate sublicense or other conveyance of such rights and licenses in Licensed Intellectual Property to anyone other than permitted successors and assigns.

8.3 EXPORT CONTROL COMPLIANCE. From and after the Closing Date, each Party shall comply with all applicable requirements of the Export Control Act, as it may be amended from time to time, relating to the Intellectual Property conveyed or licensed hereunder.

8.4 SURVIVAL. The provisions of Articles 1, 7 and 8 and Sections 2.1(c)-(g), 3.1, 4.1, 4.2, 5.1, 5.3, 6.1, 6.3 and 8.4 shall survive the termination of this Intellectual Property Agreement.

8.5 SUCCESSORS AND ASSIGNS. This Intellectual Property Agreement shall also be binding upon and inure to the benefit of each Party's respective heirs, administrators, executors, successors, legal representatives and permitted assigns.

       IN WITNESS WHEREOF, each of the parties has caused this Intellectual Property Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.


VERIZON INFORMATION SERVICES INC.


By     David Schoenberger
Title  Group Vice President--Finance
Date   February 14, 2002


VERIZON COMMUNICATIONS INC.


By     /s/ David H. Benson
Title  Executive Vice President
Date   February 14, 2002


TSI TELECOMMUNICATION SERVICES INC.


By     /s/ Robert F. Garcia, Jr.
Title  Associate General Counsel/
       Assistant Secretary
Date   February 14, 2002